CONFIRMING STATEMENT

This Confirming Statement ("Statement") confirms that the undersigned, Stephanie Zapata Moore, pursuant to her power and authority in her role as attorney-in-fact for Arcilia C. Acosta ("Reporting Person") granted by that certain Power of Attorney entered into as of March 5, 2020 ("Power of Attorney"), hereby authorizes, directs and designates Yuki Whitmire and Seth Rasmussen (each, a "Designee"), acting singly, to: (1) execute for and on behalf of the Reporting Person, in the Reporting Person's capacity as a officer and/or director of Vistra Energy Corp. (the "Company"), Forms 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder; (2) do and perform any and all acts for and on behalf of the Reporting Person which may be necessary or desirable to complete and execute any such Form 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Designee, may be of, benefit to, in the best interest of, or legally required by, the Reporting Person, it being understood that the documents executed by such Designee on behalf of the Reporting Person pursuant to this Statement shall be in such form and shall contain such terms and conditions as such Designee may approve in such Designee's discretion.

The undersigned, pursuant to her power and authority in her role as attorney-in-fact for the Reporting Person, hereby grants to each Designee full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or property to be done in the exercise of any of the rights and powers granted under this Statement, as fully to all intents and purposes as the Reporting Person might or that such Designee, or such Designee's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Statement and the rights and powers herein granted. On behalf of the Reporting Person, the undersigned acknowledges that each of the foregoing Designees, in serving in such capacity on behalf of the Reporting Person, is not assuming, nor is the Company assuming, any of the Reporting Person's responsibilities to comply with Section 16 of the Exchange Act.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or property to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

The authority of each Designee under this Statement shall continue until the Reporting Person is no longer required to file Forms 4 and 5 with respect to the Reporting Person's holdings of and/or transactions in securities of the Company, unless earlier revoked by the Reporting Person, or any attorney-in-fact, in a signed writing delivered to such Designee.

IN WITNESS WHEREOF, the undersigned has caused this Statement to be executed as of this 24th day of June, 2020.

  	By: /s/ Stephanie Zapata Moore, as attorney-in-fact for Arcilia C. Acosta

 	Name: Stephanie Zapata Moore